BRITISH COLUMBIA

Ministry of Finance
Corporate and Personal
Property Registries
www.corporateonline.gov.bc.ca

Mailing Address:
PO BOX 9431 Stn Prov Govt.
Victoria BC V8W 9V3

Location:
2nd Floor - 940 Blanshard St.
Victoria BC
250 356-8626

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: December 22, 2004 09:49 AM Pacific Time

Incorporation Number: **BC0311792**

Recognition Date: Incorporated on July 10, 1986

NOTICE OF ARTICLES

Name of Company:

INTERNATIONAL BARRIER TECHNOLOGY INC.

REGISTERED OFFICE INFORMATION

Mailing Address:
1200-750 WEST PENDER STREET
VANCOUVER BC V6C 2T8
CANADA

Delivery Address:
1200-750 WEST PENDER STREET
VANCOUVER BC V6C 2T8
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
1200-750 WEST PENDER STREET
VANCOUVER BC V6C 2T8
CANADA

Delivery Address:
1200-750 WEST PENDER STREET
VANCOUVER BC V6C 2T8
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
CORCORAN, DAVID JAMES

Mailing Address:
3223 WEST 37TH AVENUE
VANCOUVER, B.C. V6C2V3

Delivery Address:
3223 WEST 37TH AVENUE
VANCOUVER, B.C. V6C2V3

Last Name, First Name, Middle Name:
HUDDY, MICHAEL

Mailing Address:
2345 BROCKTON LANE N
PLYMOUTH, MN
U.S.A. 55447

Delivery Address:
2345 BROCKTON LANE N
PLYMOUTH, MN
U.S.A. 55447

Last Name, First Name, Middle Name:
YATES, VICTOR

Mailing Address:
5298 4 AVE
DELTA BC V4M1G7

Delivery Address:
5298 4 AVE
DELTA BC V4M1G7

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value Without Special Rights or Restrictions attached